Exhibit 99.2
VIRNETX HOLDING CORPORATION
COMPENSATION COMMITTEE CHARTER
Purpose
     The purpose of the Compensation Committee (the “Committee”) of the board of directors (the “Board”) of VirnetX Holding Corporation (the “Company”) is to discharge certain responsibilities of the Board with respect to compensation, to make such reports in respect of compensation, compensation practices and related matters as may be required under the rules and regulations promulgated under Securities Exchange Act of 1934 of a compensation committee and to take such other actions and matters as the Board may from time to time authorize the Committee to undertake or assume responsibility for.
Membership and Power to Act
     The Compensation Committee shall be comprised of at least two members of the Board of Directors. Such members will be appointed by the Board annually and serve at the discretion of the Board. Each Committee member will serve on the Committee during his or her respective term as a Board member, subject to earlier removal by a majority vote of the Board. Unless a chair is elected by the Board, the members of the Committee may designate a chair by vote of the Committee.
     During the period of time in which the Company’s Common Stock is publicly traded, each member of the Committee will be (1) “independent” as defined under applicable Nasdaq (or applicable stock exchange) rules (except as otherwise permitted under such rules), (2) a “non-employee director” under Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, and (3) as an “outside director” under the rules promulgated under Section 162(m) of the Internal Revenue Code of 1986. These terms are more fully described on Exhibit A attached hereto.
     In the event that the Committee has more than two members and one or more members of the Committee are absent from a meeting of the Committee or being present at a meeting recuse themselves from an action taken, the remaining members of the Committee (provided there are at least two such members), acting unanimously, shall have the power to take any necessary action. No action of the Committee shall be valid unless taken pursuant to a resolution adopted and approved by at least two members of the Committee. No member of the Committee shall participate in any discussions or deliberations relating to such person’s own compensation or other matters in which such person has a material interest.
     Except with respect to matters relating to compensation of the Company’s Chief Executive Officer, with respect to which the Board delegates to the Committee exclusive authority during such period of time that the Committee is empanelled with at least two qualifying members as required above, the Board simultaneously reserves to itself all authority delegated hereunder to the Committee. This reservation of authority does not in any way limit the Committee’s authority to act definitively on matters delegated to it hereunder.

Notwithstanding the above, the Board reserves the right at any time to revoke or change the authority delegated hereunder.
Meetings
     The Committee will meet at such times as it deems appropriate to discharge its duties hereunder. The Committee may act by unanimous written consent.
Responsibilities of the Committee
     The authority delegated to the Committee is set forth below. This description of authority is intended as a guide and the Committee may act and establish policies and procedures that are consistent with these guidelines or are necessary or advisable, in its discretion, to carry out the intent of the Board in delegating such authority and to fulfill the responsibilities of the Committee hereunder.
1. The Committee has exclusive authority to determine the amount and form of compensation paid to the Company’s Chief Executive Officer, and to take such action, and to direct the Company to take such action, as is necessary and advisable to compensate the CEO in a manner consistent with its determinations. The Committee will review at least annually the Chief Executive Officer’s performance, including in light of goals and objectives established for such performance, including the relationship of such compensation to corporate performance, and in light of such review determine his or her compensation.
2. The Committee has authority to determine the amount and form of compensation paid to the Company’s executive officers, officers, employees, consultants and advisors and to review the performance of such persons in order to determine appropriate compensation, as well as to establish the Company’s general compensation policies and practices and to administer plans and arrangements established pursuant to such policies and practices. The Committee has authority to take such action, and to direct the Company to take such action, as is necessary and advisable to compensate such persons and to implement such policies and practices in a manner consistent with its determinations. It is expected that the Committee may delegate its authority on these matters with regard to non-officer employees and consultants of the Company to officers and other appropriate Company supervisory personnel.
3. The Committee has authority to administer the Company’s equity compensation plans, including without limitation to approve the adoption of such plans, to reserve shares of Common Stock for issuance thereunder, to amend and interpret such plans and the awards and agreements issued pursuant thereto, and to make awards to eligible persons under the plans and determine the terms of such awards.
4. The Committee has authority to select, engage, compensate and terminate compensation consultants, legal counsel and such other advisors as it deems necessary and advisable to assist the Committee in carrying out its responsibilities and functions as set forth herein. Compensation paid to such parties and related expenses will be borne by the Company and the Company will make appropriate funding available to the Committee for such purposes.

5. Except with respect to the responsibilities set forth in paragraph 1 above, the Committee may delegate its authority granted under this charter to a subcommittee of the Committee (consisting either of a subset of members of the Committee or, after giving due consideration to whether the eligibility criteria described above with respect to Committee members and whether such other Board members satisfy such criteria, any members of the Board). In addition, to the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company (or other appropriate supervisory personnel) the authority to grant stock options and other stock awards to employees (who are not executive officers or members of the Board) of the Company or of any subsidiary of the Company.
6. The Committee shall review and discuss with management the Company’s proposed disclosure under the “Compensation Discussion and Analysis” required by Regulation S-K under the Securities Exchange Act and recommend to the Board whether such Compensation Discussion and Analysis should be included in the Company’s proxy statement and Annual Report on Form 10-K.
7. The Committee will prepare a Compensation Committee Report in accordance with the rules and regulations of the Securities and Exchange Commission for inclusion in the Company’s proxy statement.
8. The Committee will make regular reports to the Board with respect to significant actions and determinations made by the Committee.
9. The Committee will periodically review this charter and make recommendations to the Board with regard to appropriate changes to the charter.
10. The Committee will periodically review its own performance and report on its conclusions in this regard to the Board.
11. The Committee has the authority to perform such other activities and functions as are required by law, applicable Nasdaq (or stock exchange) rules or provisions in the Company’s charter documents, or as are otherwise necessary and advisable, in its or the Board’s discretion, to the efficient discharge of its duties hereunder.
Reports
     The Committee will record its actions and determinations in written form. These records will be incorporated as a part of the minutes and actions of the Board.

Exhibit A
     1. Independent Director.
          The Compensation Committee must be composed solely of “independent” directors, as defined in NASD Rule 4200(a)(15). If the Compensation Committee is composed of at least 3 members, one non-independent director who is not a current officer or employee or family member of such person may serve on the Compensation Committee for up to 2 years.
          The following would not be independent under NASD Rule 4200(a)(15):
               (a) An officer or employee of the company
               (b) A director who has been employed by the company or any parent or subsidiary of the company within the past 3 years
               (c) A director who received, or who had a family member who received, payments from the company of more than $100,000 during the current fiscal year or any of the past 3 years, other than compensation to the director for Board service or compensation to a family member who is an employee but not an executive officer of the company, its parent, or any subsidiary
               (d) A director who is the immediate family member of any person who was an executive officer of the company or any parent or subsidiary of the company within the past 3 years
               (e) A director who is a partner, executive officer, or controlling shareholder of any organization to which the company made, or from which the company received, payments that exceed 5% of the recipient’s gross revenues for that year, or $200,000, whichever is more, during the current or any of the past 3 years, other than payments arising solely from investment
               (f) A director who is an executive officer of another company where any of the company’s executive officers has served on the compensation committee of the other company within the past 3 years
               (g) A director who was a partner or employee of the company’s outside auditor and worked on the company’s audit during the past 3 years
               (h) Any person who has a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment
     2. Non-Employee Director.
          Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934 defines a Non-Employee Director as a director who:

               (a) Is not currently an officer (as defined in Rule 16a-1(f)) of the issuer or a parent or subsidiary of the issuer, or otherwise currently employed by the issuer or a parent or subsidiary of the issuer;
               (b) Does not receive compensation, either directly or indirectly, from the issuer or a parent or subsidiary of the issuer, for services rendered a s a consultant or in any capacity other than a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of this chapter;
               (c) Does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of this chapter; and
               (d) Is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of this chapter.
     3. Outside Director.
          Regulation 1.162-27(e)(3) promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended, defines an Outside Director as a director who:
               (a) Is not a current employee of the publicly held corporation;
               (b) Is not a former employee of the publicly held corporation who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year;
               (c) Has not been an officer of the publicly held corporation; and
               (d) Does not receive remuneration from the publicly held corporation, either directly or indirectly, in any capacity other than as a director. For this purpose, remuneration includes any payment in exchange for goods or services.